UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2024
NOVELIS INC.
(Exact name of registrant as specified in its charter)

Canada	001-32312	98-0442987
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3550 Peachtree Road NE, Suite 1100 Atlanta, GA		30326
(Address of principal executive offices)		(Zip Code)
(404) 760-4000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.

The following information, including Exhibit 99.1, is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.” Consequently, it is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

On November 6, 2024, Novelis Inc. issued a press release reporting the company’s financial results for its fiscal quarter ended September 30, 2024. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety. The press release uses the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA per tonne, Adjusted Free Cash Flow, Net Income From Continuing Operations Excluding Special Items, and Net Leverage Ratio.

Adjusted EBITDA. EBITDA consists of earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA by measures commonly used in the company’s industry. The company defines Adjusted EBITDA as: earnings before (a) depreciation and amortization; (b) interest expense and amortization of debt issuance costs; (c) interest income; (d) unrealized gains (losses) on change in fair value of derivative instruments, net, except for foreign currency remeasurement hedging activities, which are included in Adjusted EBITDA; (e) impairment of goodwill; (f) (gain) loss on extinguishment of debt, net; (g) noncontrolling interests' share; (h) adjustments to reconcile our proportional share of Adjusted EBITDA from non-consolidated affiliates to income as determined on the equity method of accounting; (i) restructuring and impairment expenses (reversals), net; (j) gains or losses on disposals of property, plant and equipment and businesses, net; (k) other costs, net; (l) litigation settlement, net of insurance recoveries; (m) sale transaction fees; (n) income tax provision (benefit); (o) cumulative effect of accounting change, net of tax; (p) metal price lag; (q) business acquisition and other related costs, (r) purchase price accounting adjustments; (s) income (loss) from discontinued operations, net of tax; and (t) loss on sale of discontinued operations, net of tax. The company presents Adjusted EBITDA to enhance investors’ understanding of the company’s operating performance. Novelis believes that Adjusted EBITDA is an operating performance measure, and not a liquidity measure, that provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies.
Adjusted EBITDA is not a measurement of financial performance under GAAP, and the company’s Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA has important limitations as analytical tools, and investors should not consider it in isolation, or as a substitute for analysis of the company’s results as reported under GAAP. For example, Adjusted EBITDA:
•does not reflect the company’s cash expenditures or requirements for capital expenditures or capital commitments;
•does not reflect changes in, or cash requirements for, the company’s working capital needs; and
•does not reflect any costs related to the current or future replacement of assets being depreciated and amortized.
Management believes that investors’ understanding of the company’s performance is enhanced by including non-GAAP financial measures as a reasonable basis for comparing the company’s ongoing results of operations. Many investors are interested in understanding the performance of the company’s business by comparing its results from ongoing operations from one period to the next and would ordinarily add back items that are not part of normal day-to-day operations of the company’s business. By providing non-GAAP financial measures, together with reconciliations, the company believes it is enhancing investors’ understanding of its business and its results of operations, as well as assisting investors in evaluating how well it is executing strategic initiatives.

Additionally, the company’s senior secured credit facilities, 3.25% senior notes due 2026, 3.375% senior notes due 2029, 4.75% senior notes due 2030, and 3.875% senior notes due 2031 provide for adjustments to EBITDA, which may decrease or increase Adjusted EBITDA for purposes of compliance with certain covenants under such facilities and notes. The company also uses Adjusted EBITDA:
•as a measure of operating performance to assist the company in comparing its operating performance on a consistent basis because it removes the impact of items not directly resulting from the company’s core operations;
•for planning purposes, including the preparation of the company’s internal annual operating budgets and financial projections;
•to evaluate the performance and effectiveness of the company's operational strategies; and
•to calculate incentive compensation payments for the company’s key employees.
Adjusted EBITDA per tonne. Adjusted EBITDA per tonne is calculated by dividing Adjusted EBITDA by aluminum rolled product shipments (in tonnes) for the corresponding period, both on a consolidated basis and at a segment level. The term "aluminum rolled products" is synonymous with the terms "flat-rolled products" and "FRP," which are commonly used by manufacturers and third-party analysts in our industry. Shipment amounts also include tolling shipments. Adjusted EBITDA per tonne is calculated using aluminum rolled product shipments rather than total shipments because the incremental impact of non-rolled products shipments on our Adjusted EBITDA is marginal since the price of these products is generally set to cover the costs of raw materials not utilized in manufacturing products sold to beverage packaging customers, specialties and aerospace customers in our regions, and these non-rolled products are not part of our core operating business. All tonnages are stated in metric tonnes. One metric tonne is equivalent to 2,204.6 pounds. One kt is 1,000 metric tonnes.
We believe that Adjusted EBITDA per tonne is relevant to investors as it provides a consistent measure of operating performance, because it mitigates the impact of shipment volume variability and removes the impact of items not directly resulting from our core operations.
Adjusted Free Cash Flow. Adjusted free cash flow consists of: (a) net cash provided by (used in) operating activities - continuing operations, (b) plus net cash provided by (used in) investing activities - continuing operations, (c) plus net cash provided by (used in) operating activities - discontinued operations, (d) plus net cash provided by (used in) investing activities - discontinued operations, (e) plus cash used in the acquisition of assets under a finance lease, (f) plus cash used in the acquisition of business and other investments, net of cash acquired, (g) plus accrued merger consideration, (h) less proceeds from sales of assets and business, net of transaction fees, cash income taxes and hedging, and (i) less proceeds from sales of assets and business, net of transaction fees, cash income taxes and hedging - discontinued operations. Management believes adjusted free cash flow is relevant to investors as it provides a measure of the cash generated internally that is available for debt service and other value creation opportunities. In addition, management uses this measure as a key consideration in determining the amounts to be paid as returns to our common shareholder. However, adjusted free cash flow does not necessarily represent cash available for discretionary activities, as certain debt service obligations must be funded out of adjusted free cash flow. Our method of calculating Adjusted free cash flow may not be consistent with that of other companies.
Net Income Attributable to our Common Shareholder Excluding Special Items. Net income attributable to our common shareholder excluding special items adjusts net income from continuing operations for restructuring and impairment charges, loss on extinguishment of debt, metal price lag, gains (losses) on sale of assets held for sale, gains (losses) on sale of a business, business acquisition and other related costs, purchase price accounting adjustments, charitable donation, other exceptional, unusual or generally non-recurring items, and the tax effect of such items. We adjust for items which may recur in varying magnitude which affect the comparability of the operational results of our underlying business. Novelis believes that net income attributable to our common shareholder excluding special items enhances the overall understanding of the company's current financial performance. Specifically, management believes this non-GAAP financial measure provides useful information to investors by excluding or adjusting certain items, which impact the comparability of the company's core operating results. With respect to gains (losses) on sale of assets held for sale, gains (losses) on sale of a business, business acquisition and other integration related costs, purchase price accounting adjustments, charitable donations, other exceptional, unusual or generally non-recurring items, and the tax effect of such special items, management believes these excluded items are not reflective of fixed costs that the company believes it will incur over the long term. Management also adjusts for loss on extinguishment of debt, metal price lag and restructuring and impairment charges to enhance the comparability of the company’s operating results between periods. However, the company has recorded similar charges in prior periods. The company may incur additional restructuring charges in connection with ongoing restructuring initiatives announced previously and may also incur additional restructuring and impairment charges in connection with future streamlining measures. The company may also incur additional impairment charges unrelated to restructuring initiatives. Net income attributable to our common shareholder excluding special items should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with US GAAP.
Net Leverage Ratio. Net Leverage Ratio is a financial measure that is used by management to assess the borrowing capacity of the company and management believes it is useful to investors for the same reason. The company defines its Net Leverage Ratio as (a) adjusted net debt (current portion of long-term debt plus short-term borrowings plus long-term debt, net of current portion, plus unamortized carrying value adjustments, less cash and cash equivalents) as of the balance sheet date divided by (b) Adjusted EBITDA for the trailing twelve-month period. Prior to the Form 8-K in connection with the press release reporting the company’s financial results for its fiscal quarter ended September 30, 2024, the company included net debt in its definition of Net Leverage ratio, which has been replaced with adjusted net debt. Adjusted net debt adds back unamortized carrying value adjustments, whereas net debt calculation did not include this amount. The change reflects the measure as currently assessed by management. Any prior period instances of Net Leverage Ratio in the company’s press release in Exhibit 99.1 reflect the new calculation. This financial measure should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with US GAAP.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release, dated November 6, 2024 (furnished to the Commission as a part of this Form 8-K).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: November 6, 2024	By:	/s/ Christopher Courts
Christopher Courts
Executive Vice President and Chief Legal Officer